Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kezar Life Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(1)(2)

	Equity	Preferred Stock, $0.001 par value per share(1)

	Debt	Debt Securities(1)

	Other	Warrants(1)

	Unallocated (Universal) Shelf	—	457(o)	(3)	(4)	$400,000.00	0.0001531	$61,240

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share

	Equity	Preferred Stock, $0.001 par value per share

	Debt	Debt Securities

	Other	Warrants

Unallocated (Universal) Shelf

	Total Offering Amounts					$400,000,000		$61,240

	Total Fees Previously Paid							—

	Total Fee Offsets							$44,080

	Net Fee Due							$17,160

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kezar Life Sciences, Inc.	POSASR S-3	333-261774(3)	March 14, 2023		$36,548	Unallocated (Universal Shelf)		$400,000,000

Fee Offset Sources	Kezar Life Sciences, Inc.	POSASR S-3	333-261774(3)		March 14, 2023					$36,548

Fee Offset Claims	Kezar Life Sciences, Inc.	S-3	333-248752(3)	September 11, 2020		$7,532	Common Stock		$68,347,416

Fee Offset Sources	Kezar Life Sciences, Inc.	S-3	333-248752(3)		September 11, 2020					$19,300

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)

Each share of common stock registered hereunder includes an associated right (the “Rights”) as set forth in the Rights Agreement, dated as of October 17, 2024, between the registrant and Computershare Trust Company, N.A., as rights agent, as amended by the Amendment No. 1 to Rights Agreement, dated December 3, 2024. Rights are attached to the shares of common stock, will not be offered separately, and are not exercisable until the occurrence of certain events specified in the Rights Agreement. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(3)

The registrant is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate amount of units and such indeterminate amount of rights to purchase common stock, preferred stock and/or debt securities to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $400,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock, preferred stock and warrants and principal amount of debt securities that may be issued upon exercise of warrants or rights. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(5)

The Registrant previously registered securities having an aggregate offering price up to $400,000,000 on a post-effective amendment to the Registration Statement on Form S-3 (File No. 333-261774), filed with the Securities and Exchange Commission on March 14, 2023 (the “Post Effective Amendment”). The Post Effective Amendment included a base prospectus registering the offering, issuance and sale by the Company an indeterminate amount of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as may from time to time be offered pursuant to the Post Effective Amendment at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder and a sales agreement prospectus, which covers the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $68,347,416 of the Company’s common stock that may be issued and sold from time to time under a sales agreement with Cowen and Company, LLC. In connection with the filing of the Post Effective Amendment, the Company owed a total fee of $44,080 and made a contemporaneous fee payment in the amount of $36,548 based on the fee rate then in effect and carried forward $7,532 from a Registration Statement on Form S-3 (File No. 333-248752), filed with the Securities and Exchange Commission on September 11, 2020 (the “2020 Registration Statement”). Upon expiration of the Post Effective Amendment, the Registrant had $68,347,416 allocated securities unsold.

Pursuant to Rule 457(p), the Registrant is offsetting $36,548 of the fees associated with this current registration statement from the filing fee previously paid in connection with the Post-Effective Amendment and $7,532 from the filing fee previously paid in connection with the 2020 Registration Statement.

The Registrant hereby confirms that the 2020 Registration Statement, as amended by the Post Effective Amendment, has expired and that all offerings thereunder have terminated.

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